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                                                                       EXHIBIT 8

            [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]


                               NOVEMBER 14, 1997


ROHR, INC.
850 LAGOON DRIVE
CHULA VISTA, CALIFORNIA  91910

Gentlemen:

         We are acting as counsel to Rohr, Inc. ("Rohr") in connection with the merger of Midwest Acquisition Corporation ("Sub"), a wholly-owned subsidiary of The B.F.Goodrich Company ("BFGoodrich"), into Rohr, with Rohr being the surviving corporation, pursuant to an Agreement and Plan of Merger, dated September 22, 1997, among BFGoodrich, Sub, and Rohr (the "Merger Agreement").

         BFGoodrich has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of BFGoodrich, par value $5 per share, to be issued to the Rohr shareholders in the Merger in exchange for their common stock in Rohr, par value $1 per share (the "Rohr Common Stock"). In addition, BFGoodrich and Rohr have prepared, and we have reviewed, a Joint Proxy Statement/Prospectus, dated November 14, 1997 which is contained in and made a part of the Registration Statement (the "Proxy/Prospectus"), and the Appendices thereto including the Merger Agreement. In rendering the opinion set forth below, we have relied upon the facts stated in the Proxy/Prospectus and upon such other documents as we have deemed appropriate, including the representations of BFGoodrich and Rohr referred to in the Proxy/Prospectus.

         Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy/Prospectus under the caption "The Merger - Certain Federal Income Tax Consequences" (the "Tax Section") reflects our opinion regarding the federal income tax consequences of the Merger to the holders of the outstanding Rohr Common Stock, subject to the qualifications and limitations set forth therein. No opinion is expressed on any matters other than those specifically referred to herein.
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Rohr, Inc.
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        The opinion expressed herein is solely for the benefit of Rohr and the holders of outstanding shares of the Rohr Common Stock and may not be relied upon in any manner or for any purpose by any other person or entity.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Tax Section. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,


                                   /s/ Fried, Frank, Harris, Shriver & Jacobson